UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 ___________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
 ___________________________________
Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
WORKIVA INC.
_________________________________________________________________________________________________
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

2900 University Blvd.
Ames, IA 50010
Telephone: (888) 275-3125

April 26, 2017
Fellow Stockholders:
You are cordially invited to attend our 2017 Annual Meeting of Stockholders on Tuesday, June 13, 2017 at 10:00 a.m. (Central Time), at the offices of Drinker Biddle & Reath LLP, 191 N. Wacker Drive, Suite 3700, Chicago, IL 60606.
All Workiva stockholders of record at the close of business on April 18, 2017 are welcome to attend the Annual Meeting, but it is important that your shares are represented at the Annual Meeting whether or not you plan to attend. To ensure that you will be represented, we ask you to vote by telephone, mail, or over the Internet as soon as possible.
Along with the other members of your Board of Directors, I look forward to personally greeting those stockholders who attend this year's meeting. On behalf of the Board of Directors and our leadership team, I would like to express our appreciation for your continued interest in the business of Workiva.

Sincerely,
Matthew M. Rizai Chairman and Chief Executive Officer

Workiva Inc.
2900 University Blvd.
Ames, IA 50010
___________________________________________________
Notice of Annual Meeting of Stockholders
___________________________________________________
Tuesday, June 13, 2017
10:00 a.m. Central Time
191 N. Wacker Drive
Suite 3700
Chicago, IL 60606

The principal business of the Annual Meeting will be to:
1. Elect three Class III directors for a three-year term;
2. Approve the Workiva Inc. Employee Stock Purchase Plan;
3. Ratify the appointment of Ernst & Young, LLP ("E&Y") as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and
4. Transact any other business as may properly come before the meeting or any adjournment or postponement thereof.
You can vote at the Annual Meeting in person or by proxy if you were a stockholder of record at the close of business on April 18, 2017. You may revoke your proxy at any time prior to its exercise at the Annual Meeting.
We are electronically disseminating Annual Meeting materials to our stockholders, as permitted under the "Notice and Access" rules approved by the Securities and Exchange Commission. Stockholders who have not opted out of Notice and Access will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access Annual Meeting materials via the Internet. The Notice also provides instructions on how to obtain paper copies if preferred.

By Order of the Board of Directors,
Troy M. Calkins Executive Vice President, Secretary and General Counsel

Chicago, IL
April 26, 2017

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on June 13, 2017:
The Notice of Annual Meeting, Proxy Statement and our
2016 Annual Report to Stockholders are available electronically at
www.envisionreports.com/wk

WORKIVA INC.
 ___________________________________

Proxy Statement
 ___________________________________

QUESTIONS AND ANSWERS
Why am I receiving these materials?
The Board of Directors of Workiva Inc. is making these proxy materials available to you on the Internet or, upon your request, by delivering printed versions of these materials to you by mail, in connection with the solicitation of proxies for use at our 2017 Annual Meeting of Stockholders (the "Annual Meeting"), or at any adjournment or postponement of the Annual Meeting. The Annual Meeting will occur on June 13, 2017 at 10:00 a.m. Central Time at the offices of Drinker Biddle & Reath LLP, located at 191 North Wacker Drive, Suite 3700, Chicago, Illinois 60606.
What is included in these materials?
These materials include this Proxy Statement for the Annual Meeting and our Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2016. We are first making these materials available to you on the Internet on or about April 26, 2017.
What is the purpose of the Annual Meeting?
For stockholders to vote on the following proposals:
1. To elect Michael M. Crow, Eugene S. Katz and Matthew M. Rizai as Class III directors for three-year terms;
2. To approve the Workiva Inc. Employee Stock Purchase Plan (the "ESPP");
3. To ratify the appointment of E&Y as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and
4. To transact any other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.
How does the Board of Directors recommend I vote on these proposals?
The Board recommends that you vote:

•	"FOR" the election of Michael M. Crow, Eugene S. Katz and Matthew M. Rizai as Class III directors;

•	"FOR" the approval of the ESPP; and

•	"FOR" the ratification of the appointment of E&Y as our independent registered public accounting firm for the fiscal year ending December 31, 2017.
Who is entitled to vote at the Annual Meeting?
Holders of our common stock as of the close of business on April 18, 2017, the record date, may vote at the Annual Meeting. As of the record date, there were 30,508,685 shares of our Class A common stock and 10,843,888 shares of our Class B common stock outstanding. Each share of Class A common stock is entitled to one vote, and each share of Class B common stock is entitled to ten votes. Holders of our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and the

Notice of Internet Availability of Proxy Materials was sent directly to you by us. As a stockholder of record, you may vote your shares in person at the Annual Meeting or by proxy as described below.
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial owner" of shares held in street name. The Notice and, upon your request, the proxy materials were forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares by following their instructions for voting.
How can I vote my shares?
If you are a stockholder of record, you may vote:

•	Via the Internet. You may vote by proxy via the Internet by following the instructions found on the proxy card.

•	By Telephone. You may vote by proxy by calling the toll-free number found on the proxy card.

•	By Mail. You may vote by proxy by filling out the proxy card and returning it in the envelope provided.

•	In Person. You may vote in person at the Annual Meeting. You must request a ballot when you arrive.
Internet and telephone voting will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on Monday, June 12, 2017.
If you are a beneficial owner of shares held in street name, you should have received from your bank, broker or other nominee instructions on how to vote or instruct the broker to vote your shares, which are generally contained in a "voting instruction form" sent by the broker, bank or other nominee. Please follow their instructions carefully. Beneficial owners generally may vote:

•	Via the Internet. You may vote by proxy via the Internet by following the instructions on the voting instruction form provided to you by your broker, bank or other nominee.

•	By Telephone. You may vote by proxy by calling the toll-free number found on the voting instruction form provided to you by your broker, bank or other nominee.

•	By Mail. You may vote by proxy by filling out the voting instruction form and returning it in the envelope provided to you by your broker, bank or other nominee.

•
In Person. If you wish to vote in person, you must obtain a legal proxy from the organization that holds your shares. Please contact that organization for instructions on how to obtain a legal proxy to you from your broker, bank or other nominee.

If you received more than one Notice of Internet Availability of Proxy Materials or proxy card, then you hold shares of Workiva common stock in more than one account. You should vote via the Internet, by telephone, by mail or in person for all shares held in each of your accounts.
If I submit a proxy, how will it be voted?
When proxies are properly signed, dated and returned, the shares represented by the proxies will be voted in accordance with the instructions of the stockholder. If no specific instructions are given, you give authority to Matthew M. Rizai and Troy M. Calkins to vote the shares in accordance with the recommendations of our Board as described above. If any director nominee is not able to serve, proxies will be voted in favor of the other nominee and may be voted for a substitute nominee, unless our Board chooses to reduce the number of directors serving on our Board. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, then the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy.
Can I change my vote or revoke my proxy?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy before it is exercised by:

•	Written notice to our Corporate Secretary;

•	Timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet; or

•	Voting in person at the Annual Meeting.
If you are a beneficial owner of shares held in street name, you should follow the instructions of your bank, broker or other nominee to change or revoke your voting instructions. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described above.
Can I attend the Annual Meeting?
You are invited to attend the Annual Meeting if you are a registered stockholder or a beneficial owner as of the record date or if you hold a valid proxy for the Annual Meeting. In order to enter the Annual Meeting, you must be prepared to present photo identification acceptable to us, such as a valid driver's license or passport. If you are a beneficial owner, you will need to provide proof of beneficial ownership on the record date, such as a recent account statement showing your ownership, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership.
What constitutes a quorum at the Annual Meeting?
The presence, in person or by proxy, of the holders of a majority in voting power of the shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting must be present or represented to conduct business at the Annual Meeting. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or Internet, or if you attend the Annual Meeting.
Abstentions and withhold votes are counted as "shares present" at the Annual Meeting for purposes of determining whether a quorum exists. Proxies submitted by banks, brokers or other holders of record holding shares for you as a beneficial owner that do not indicate a vote for some of or all the proposals because that holder does not have voting authority and has not received voting instructions from you (so-called "broker non-votes") are also considered "shares present" for purposes of determining whether a quorum exists. If you are a beneficial owner, these holders are permitted to vote your shares on the ratification of the appointment of our independent registered public accounting firm, even if they do not receive voting instructions from you.

What is the voting requirement to approve each of the proposals?
Provided that there is a quorum, the voting requirements are as follows:

Proposal	Vote Required	Broker Discretionary Voting Allowed?
Election of directors	Plurality of votes cast	No
Approval of the ESPP	Majority of votes cast	No
Ratification of appointment of independent registered public accounting firm	Majority of votes cast	Yes
What is the impact of abstentions, withhold votes and broker non-votes?
Abstentions, withhold votes and broker non-votes are considered "shares present" for the purpose of determining whether a quorum exists, but will not be considered votes properly cast at the Annual Meeting and will have no effect on the outcome of the vote. Under the rules of the New York Stock Exchange, or NYSE, without voting instructions from beneficial owners, brokers will have discretion to vote on the ratification of the appointment of the independent registered public accounting firm but not on the election of directors or the approval of the ESPP. Therefore, in order for your voice to be heard, it is important that you vote.
Who pays for the cost of this proxy solicitation?
We will pay all the costs of preparing, mailing and soliciting the proxies. We will ask brokers, banks, voting trustees and other nominees and fiduciaries to forward the proxy materials to the beneficial owners of our common stock and to obtain the authority to execute proxies. We will reimburse them for their reasonable expenses upon request. In addition to mailing proxy materials, our directors, officers and employees may solicit proxies in person, by telephone or otherwise. These individuals will not be specially compensated.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We also will disclose voting results on a Current Report on Form 8-K that we will file with the Securities and Exchange Commission, or SEC, within four business days after the Annual Meeting.
Why did I receive a Notice of Internet Availability of Proxy Materials rather than a full set of proxy materials?
In accordance with the SEC rules, we have elected to furnish our proxy materials, including this Proxy Statement and the Annual Report, primarily via the Internet rather than by mailing the materials to stockholders. The Notice of Internet Availability of Proxy Materials provides instructions on how to access our proxy materials on the Internet, how to vote, and how to request printed copies of the proxy materials. Stockholders may request to receive future proxy materials in printed form by following the instructions contained in the Notice of Internet Availability of Proxy Materials. We encourage stockholders to take advantage of the proxy materials on the Internet to reduce the costs and environmental impact of our Annual Meeting.

How can I obtain Workiva's Form 10-K and other financial information?
Stockholders can access our 2016 Annual Report, which includes our Form 10-K, and other financial information, on our website at http://www.workiva.com under the caption "Investors." Alternatively, stockholders can request a paper copy of the Annual Report by writing to: Workiva Inc., 55 West Monroe Street, Suite 3150, Chicago, Illinois 60603, Attention: Corporate Secretary.
How do I submit a stockholder proposal for consideration at next year's annual meeting of stockholders?
For a proposal to be included in our proxy statement for the 2018 annual meeting of stockholders, you must submit it no later than December 27, 2017. Your proposal must be in writing and comply with the proxy rules of the SEC. You should send your proposal to: Workiva Inc., 55 West Monroe Street, Suite 3150, Chicago, Illinois 60603, Attention: Corporate Secretary.
You also may submit a proposal that you do not want included in the proxy statement but that you want to raise at the 2018 annual meeting of stockholders. We must receive this type of proposal in writing on or after February 13, 2018, but no later than March 15, 2018.
As detailed in our Bylaws, to bring a proposal other than the nomination of a director before an annual meeting of stockholders, your notice of proposal must include: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend our Bylaws, the language of the proposed amendment), and the reasons for conducting such business at the annual meeting and any material interest of such stockholder and beneficial owner, if any, in such business; (ii) any other information relating to you or any other beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (iii) the information described in clause (vi) in the question immediately below (with any references below to a "nomination" being deemed to refer to such business desired to be brought before the annual meeting).
How do I recommend a director nominee?
If you wish to nominate an individual for election as director at the 2018 annual meeting of stockholders, we must receive your written nomination on or after February 13, 2018, but no later than March 15, 2018. You should send your proposal to: Workiva Inc., 55 West Monroe Street, Suite 3150, Chicago, Illinois 60603, Attention: Corporate Secretary.
As detailed in our Bylaws, for a nomination to be properly brought before an annual meeting, your notice of nomination must include: (i) the name, age, business address and residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; (iii) the number of shares of Workiva capital stock that are owned of record and beneficially by each such nominee (if any); (iv) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed under Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; (v) the consent of the nominee to being named in the proxy statement as a nominee and to serving as a director if elected; and (vi) as to you and the beneficial owner, if any, on whose behalf the nomination is made: (A) your name and address as they appear on our books and of such beneficial owner, if any, on whose behalf the nomination is being made; (B) the class and number of our shares that are owned (beneficially and of record) by you and by the beneficial owner, if any, on whose behalf the nomination is being made, as of the date of your notice, and a representation that you will notify us in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date for the meeting or the date notice of the record date for the meeting is first publicly disclosed; (C) a description of any agreement, arrangement or understanding with respect to such nomination between or among you and any of your affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that you will notify us in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed; (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of your notice by, or on behalf of, you or any of your affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of you or any of your affiliates or associates with respect to shares of our stock, and a representation that you will notify us in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed; (E) a representation that you are a holder of record of our shares entitled to vote at the meeting and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (F) a representation whether you or the beneficial owner, if any, intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from stockholders in support of the nomination; and (G) any other information relating to you or the beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed under Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. We may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director or that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such nominee.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our Certificate of Incorporation provides that our Board must consist of two or more directors, and the number of directors to hold office at any time may be determined from time to time by resolution of our Board. Our Board currently consists of seven members, each of whom has served since December 2014, when we became a public company. Our Board is divided into three classes, designated as Class I, Class II and Class III. Upon the expiration of the initial term of office for each class of directors, each director in that class will be elected for a three-year term and serve until a successor is duly elected and qualified or until his or her earlier death, resignation or removal.

The table below sets forth information with respect to our directors as of April 18, 2017:

Name	Age
Class III Directors - Term Expiring at the 2017 Annual Meeting
Matthew M. Rizai, Ph.D.	61
Michael M. Crow, Ph.D.	61
Eugene S. Katz	71
Class I Directors - Term Expiring at the 2018 Annual Meeting
Robert H. Herz	63
David S. Mulcahy	64
Class II Directors - Term Expiring at the 2019 Annual Meeting
Martin J. Vanderploeg, Ph.D.	60
Suku Radia	65

There are three Class III directors whose term expires at the 2017 Annual Meeting. Upon the recommendation of our Nominating and Governance Committee, our Board has nominated Dr. Crow, Mr. Katz and Mr. Rizai for re-election as Class III directors. Biographical information for each director and director nominee is contained in the following section. If elected at the Annual Meeting, each of these nominees will serve for a three-year term expiring at the 2020 annual meeting of stockholders and until his successor has been duly elected and qualified or until his earlier death, resignation or removal. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve. If any nominee is not able to serve, proxies will be voted in favor of the other nominee and may be voted for a substitute nominee, unless our Board chooses to reduce the number of directors serving on our Board. Unless otherwise instructed, the proxy holders will vote the proxies received by them "FOR" the election of Dr. Crow, Mr. Katz and Mr. Rizai as Class III directors.
The following is a brief biographical summary of the experience of our directors and director nominees:
Michael M. Crow, Ph.D. Dr. Crow is the President of Arizona State University ("ASU"), a position he has held since 2002, and is also currently a Professor of Science and Technology Policy at ASU. Prior to ASU and beginning in 1992, Dr. Crow served in a variety of leadership positions and as a professor at Columbia University, New York. From 2003 to 2008, he served as a director of Aquila, Inc. (NYSE: ILA). Dr. Crow has served as a consultant for the Moscow School of Management since 2013 and served as a consultant for the Malaysian Global Science and Innovation Advisory Council from 2011 to 2014. From 2008 to 2014, he served as a member of our advisory board. In addition, Dr. Crow served as a director of Engineering Animation, Inc. from 1991 to 2000. Dr. Crow earned a B.A. in Political Science and Environmental Studies from Iowa State University and earned his Ph.D. in Public Administration (Science and Technology Policy) from Syracuse University. Dr. Crow has been an adviser to the U.S. Departments of State, Commerce and Energy, as well as various defense and intelligence agencies on matters of science and technology policy related to intelligence and national security. A fellow of the National Academy of Public Administration, and member of the National Advisory Council on Innovation and Entrepreneurship and Council on Foreign Relations, he is the

author of books and articles relating to the design and analysis of knowledge enterprises, technology transfer, sustainable development, and science and technology policy.
Dr. Crow brings significant experience in and understanding of technology development, strategy, and organizational decision-making to our Board.
Robert H. Herz. Mr. Herz is a member of the board of directors of the Sustainability Accounting Standards Board ("SASB"). From 2011 to 2014, he served as a member of our advisory board. Since 2010, Mr. Herz has served as President of Robert H. Herz LLC, which provided consulting services to us prior to our initial public offering. Mr. Herz spent the majority of his career until 2002 as an audit partner at PricewaterhouseCoopers and its predecessor companies. From 2002 to 2010, Mr. Herz was the Chairman of the Financial Accounting Standards Board ("FASB"). He has served as a member of the board of directors of the Federal National Mortgage Association ("Fannie Mae") since 2011 and of Morgan Stanley (NYSE: MS) since 2012. Mr. Herz is also an executive-in-residence at the Columbia University Business School. He holds a B.A. in Economics from the University of Manchester, England and is also a certified public accountant and a U.K. Chartered Accountant.
Mr. Herz contributes valuable perspective to our Board based on his background as a leader in the fields of auditing and financial reporting and his experience guiding large public and private enterprises.
Eugene S. Katz. Mr. Katz retired as a partner from PricewaterhouseCoopers in 2006, where he spent the majority of his career as an auditor, business adviser and risk management leader. From 2008 to 2014, he served as a member of our advisory board. He served on the governing board of PricewaterhouseCoopers from 1992 to 1997, and again from 2001 to 2005. Since 2007, Mr. Katz has served as a director of Asbury Automotive Group (NYSE: ABG), where he has chaired the audit committee since 2009 and served on the compensation committee since 2011. Mr. Katz holds a B.S. in Business Administration from Drexel University and is also a certified public accountant (inactive).
Mr. Katz brings extensive experience to our Board based on his background in accounting, auditing and risk management for a broad range of industries, with a particular focus on retail and technology companies.
David S. Mulcahy. Since 2011, Mr. Mulcahy has served as a director and chairman of the audit committee of American Equity Investment Life Holding Company (NYSE: AEL). Mr. Mulcahy previously served as a director of AEL from 1996 to 2006, where he chaired the audit committee at the time of AEL's initial public offering in 2003. He also serves as a director of American Equity Investment Life Insurance Company of New York. Since 2008, he has served as the chairman of Monarch Materials Group, Inc., which manufactures and sells building products and was the successor to Monarch Holdings, Inc. Mr. Mulcahy previously served as an executive officer of Monarch Holdings, Inc., which filed a petition for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code in 2008. Mr. Mulcahy also serves as president and chairman of the board of directors of MABSCO Capital, Inc. Mr. Mulcahy is an active investor in private companies and previously managed private equity capital for numerous banks and insurance companies. He is a certified public accountant (inactive) who was a senior tax partner with E&Y until 1994, where he specialized in mergers and acquisitions. Mr. Mulcahy holds a B.B.A. in Accounting and Finance from University of Iowa.
Mr. Mulcahy's extensive background in financial reporting and experience in accounting and business management contribute valuable perspective and experience to our Board.
Suku Radia. Mr. Radia is the Chief Executive Officer and a director of Bankers Trust Company. Prior to joining Bankers Trust Company in 2008, he served as Chief Financial Officer of Meredith

Corporation (NYSE: MDP) from 2000 until 2008 and practiced as a mergers and acquisitions partner with KPMG LLP for over 25 years. Mr. Radia also serves as a director of Nationwide Insurance Company, Ruan Transportation Management Systems, Inc. and BTC Financial Corp. Mr. Radia holds a B.S. (with Distinction) in Accounting from Iowa State University and is a certified public accountant (inactive).
Mr. Radia's experience in mergers and acquisitions and his background as an executive and director in diverse industries provide valuable contributions to our Board.
Matthew M. Rizai, Ph.D. Mr. Rizai has served as our Chief Executive Officer since 2009, as Chairman of the Board since December 2014, and as a Managing Director of Workiva LLC from 2009 through December 2014. He has over 20 years of experience as a Mechanical Engineer and 15 years of experience leading technology companies. Prior to founding Workiva, Mr. Rizai was the Chairman and Chief Executive Officer of Engineering Animation, Inc. (NASDAQ: EAII) (EAI) from 1990 to 2000, when it was acquired by Unigraphics Solutions (now part of Siemens USA). Prior to EAI, Mr. Rizai was a senior research engineer at General Motors Research Laboratories, an analyst at Arch Development Corporation, and a development engineer at Ford Motor Company. He also co-founded Computer Aided Design Software, Inc. Mr. Rizai earned a B.S., M.S. and Ph.D. in Mechanical Engineering from Michigan State University and an M.B.A. from the University of Chicago Booth School of Business.
As one of our founders, Mr. Rizai brings to our Board valuable perspective, extensive experience and a deep understanding of our business. Mr. Rizai also contributes to our Board significant executive leadership and operational experience in both the private and public sector.
Martin J. Vanderploeg, Ph.D. Mr. Vanderploeg has served as our President and Chief Operating Officer since December 2014. Prior to that, Mr. Vanderploeg served as the Chief Operating Officer and a Managing Director of Workiva LLC from 2008 through December 2014. He has over 20 years of experience in mechanical engineering and advising early stage technology companies. Prior to founding Workiva in 2008, Mr. Vanderploeg was a founder of EAI and served as EAI's Executive Vice President from 1993 until EAI was acquired by Unigraphics Solutions in 2000. Mr. Vanderploeg served as Chief Technology Officer of EAI from 1989 to 1999. Following the acquisition of EAI, Mr. Vanderploeg continued to be an advisor to various technology start-up companies. Prior to EAI, Mr. Vanderploeg was a tenured professor of mechanical engineering at Iowa State University from 1985 to 1993 and was the founder and director of the Iowa State University Visualization Laboratory. Mr. Vanderploeg earned a B.S., M.S. and Ph.D. in mechanical engineering from Michigan State University.
As one of our founders, Mr. Vanderploeg contributes to our Board an in-depth understanding of our business as well as valuable perspective and extensive experience. Mr. Vanderploeg also brings to our Board significant operational experience and knowledge of our industry.

The Board recommends a vote "FOR" the election of Dr. Crow, Mr. Katz and Mr. Rizai as Class III directors.

CORPORATE GOVERNANCE
Corporate Governance Guidelines
Our Board has adopted Corporate Governance Guidelines that address, among other topics, the role and responsibilities of our directors, the structure and composition of our Board, and corporate governance policies and standards applicable to us in general. The Corporate Governance Guidelines are subject to periodic reviews and changes by our Nominating and Governance Committee and our Board. The full text of our Corporate Governance Guidelines is available on our website at http://investor.workiva.com/investors/corporate-governance.
Code of Business Conduct and Ethics
Our Board has adopted "WLife", our code of business conduct and ethics, which applies to all of our employees, officers and directors, including our chief executive officer ("CEO"), our chief financial officer and our other executive and senior financial officers. The full text of WLife is available on our website at http://investor.workiva.com/investors/corporate-governance. We will post any amendments to WLife or waivers of WLife for directors and executive officers on the same website.
Director Independence
Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his background, employment and affiliations, our Board has determined that none of Dr. Crow, Mr. Katz, Mr. Mulcahy and Mr. Radia has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is "independent" as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE. In making this determination, our Board considered the current and prior relationships that each non-employee director has with Workiva and all other facts and circumstances that our Board deemed relevant in determining their independence, including the beneficial ownership of our common stock by each non-employee director and the transactions involving them described under "Certain Relationships and Related Transactions." In addition, our Board also considered that Mr. Radia is the President, Chief Executive Officer and director of Bankers Trust Company, to which the landlord of our corporate headquarters has certain real estate mortgages payable. These loans were made in the ordinary course of business and preceded Mr. Radia being named to our Board. Our Board has concluded that these relationships are not material and, therefore, do not impair the independence of these directors.
Risk Oversight
Our full Board exercises risk oversight at Workiva. Committees take the lead in discrete areas of risk oversight when appropriate. For example, the Audit Committee is primarily responsible for risk oversight relating to financial statements, the Compensation Committee is primarily responsible for risk oversight relating to executive compensation, and the Nominating and Governance Committee is primarily responsible for risk oversight relating to corporate governance. In addition, our Board and its committees exercise their risk oversight function by regularly receiving and evaluating reports from management and by making inquiries of management concerning these reports, as appropriate. Furthermore, our Board and its committees receive reports from our auditors and other consultants, such as our compensation consultant, and may meet in executive sessions with these outside consultants.

Communications with Directors
Interested parties may communicate with our Board or with an individual director by writing to our Board or to the particular director and mailing the correspondence to: Workiva Inc., 55 West Monroe Street, Suite 3150, Chicago, Illinois 60603, Attention: Corporate Secretary. The Corporate Secretary will promptly relay to the addressee all communications that he determines require prompt attention and will regularly provide our Board with a summary of all substantive communications.
Board Qualifications
Our Board has delegated to our Nominating and Governance Committee the responsibility for recommending to our Board the nominees for election as directors at the annual meeting of stockholders and for recommending persons to fill any vacancy on our Board. Our Nominating and Governance Committee selects individuals for nomination to our Board based on the following criteria. Nominees for director must:

•	Possess fundamental qualities of intelligence, honesty, perceptiveness, good judgment, maturity, high ethics and standards, integrity, fairness and responsibility.

•	Have a genuine interest in Workiva and recognition that as a member of our Board, each director is accountable to all of our stockholders, not to any particular interest group.

•	Have a background that demonstrates an understanding of business and financial affairs.

•	Have no conflict of interest or legal impediment that would interfere with the duty of loyalty owed to Workiva and our stockholders.

•	Have the ability and be willing to spend the time required to function effectively as a director.

•	Be compatible and able to work well with other directors and executives in a team effort with a view to a long-term relationship with Workiva as a director.

•	Have independent opinions and be willing to state them in a constructive manner.
Directors are selected on the basis of talent and experience. Diversity of background, including diversity of gender, race, ethnic or geographic origin and age, and experience in business, government and education and in engineering, computer software, technology and other areas relevant to our activities are factors in the selection process. As a majority of our Board must consist of individuals who are independent, a nominee's ability to meet the independence criteria established by the NYSE is also a factor in the nominee selection process.
For a better understanding of the qualifications of each of our directors, we encourage you to read their biographies set forth in this proxy statement.
Director Nominations
The Nominating and Governance Committee will consider candidates for director recommended by stockholders so long as the recommendations comply with our Certificate of Incorporation and Bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. The Nominating and Governance Committee will evaluate such recommendations in accordance with its charter, our Bylaws, our corporate governance guidelines, and the regular nominee criteria described above. Stockholders wishing to recommend a candidate for nomination should comply with the procedures set forth in the section above entitled "Questions and Answers on Meeting and Voting - How do I recommend a director nominee?"

Attendance at Annual Meeting
Directors are expected to attend our annual meetings of stockholders. All of our directors attended our annual meeting of stockholders on June 14, 2016 in person or telephonically.
Related-Party Transaction Policy
Our Audit Committee has the primary responsibility for reviewing and approving or ratifying transactions with related parties. Our Audit Committee has adopted a formal Related-Party Transaction Policy, pursuant to which the Audit Committee reviews all transactions which involve more than $50,000 when aggregated with all similar transactions in which we and each of our executive officers, directors (including director nominees) and stockholders owning in excess of 5% of our Class A common stock or their immediate family members are participants. The Audit Committee must approve or ratify any covered related-party transaction for it to be consummated or continue.
The Audit Committee reviews these related-party transactions as they arise and are reported to the Audit Committee. The Audit Committee also reviews materials prepared by our Board and our executive officers to determine whether any related-party transactions have occurred that have not been reported. In reviewing any related-party transaction, the Audit Committee is to consider all relevant facts and circumstances, including the aggregate dollar value of the transaction, the related party's relationship to us and interest in the transaction, and the benefits to us of the transaction. The Audit Committee determines, in its discretion, whether the proposed transaction is in the best interests of Workiva and our stockholders.
Board Leadership Structure
Our Board will fill the Chairman of our Board and CEO positions based upon our Board's view of what is in the best interests of Workiva. The CEO and Chairman may, but need not be, the same person. Currently, Matthew M. Rizai is our CEO and the Chairman of our Board, and our Board does not have a lead independent director.
We believe this leadership structure is best for our company and our stockholders at this time. Having a single leader for both Workiva and our Board minimizes the potential for confusion or duplication of efforts, and provides clear leadership and accountability for our company. We believe there is good communication between management and our non-employee directors, and that our non-employee directors are able to carry out their oversight responsibilities effectively.
The small size of our Board and the relationship between management and non-employee directors put each director in a position to influence agendas, flow of information, and other matters. On occasion, our Board will hold separate meetings for independent directors without management present. These meetings generally will be held in conjunction with regularly scheduled meetings and at other times as requested by an independent director. Independent directors will rotate in chairing meetings of the independent directors, and the rotation will be determined using the alphabetical order of directors' last names.
Our Board believes that management speaks for Workiva. While individual non-employee directors may, from time-to-time, meet or otherwise communicate with various constituencies that are involved with us, it is expected that directors would do this with the knowledge of management and, absent unusual circumstances, only at the request of management.

Board Meetings and Committees
Our Board of Directors met six times during 2016. Our Board has an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee, each of which has the composition and responsibilities described below. Members serve on these committees for such term or terms as our Board may determine or until their earlier resignations or death. Each committee is governed by a written charter. In 2016, each director attended at least 75% of the meetings of the Board and the committees on which he serves. Each committee charter is posted on our website at http://investor.workiva.com/investors/corporate-governance. From time to time, our Board may also establish other, special committees when necessary to address specific issues.
Audit Committee
Our Audit Committee met six times during 2016. The Audit Committee consists of Dr. Crow, Mr. Katz, Mr. Mulcahy and Mr. Radia, each of whom satisfies the independence requirements of Rule 10A-3 of the Exchange Act. Mr. Katz is the chairman of our Audit Committee. Also, Mr. Katz, Mr. Mulcahy and Mr. Radia are each an "audit committee financial expert," as defined under SEC rules, and possess financial sophistication as required by the rules of the NYSE. This designation does not impose on any of them any duties, obligations or liabilities that are greater than are generally imposed on members of our Audit Committee and our board of directors.
The Audit Committee is responsible for, among other things:

•	appointment, termination, compensation and oversight of the work of any accounting firm engaged to prepare or issue an audit report or other audit, review or attest services;

•	considering and approving, in advance, all audit and non-audit services to be performed by independent accountants;

•	reviewing and discussing the adequacy and effectiveness of our accounting and financial reporting processes and controls and the audits of our financial statements;

•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•	investigating any matter brought to its attention within the scope of its duties and engaging independent counsel and other advisers as the Audit Committee deems necessary;

•	determining compensation of the independent auditors, compensation of advisors hired by the Audit Committee and ordinary administrative expenses;

•	reviewing quarterly financial statements prior to their release;

•	reviewing and assessing the adequacy of a formal written charter on an annual basis;

•	reviewing and approving related-party transactions for potential conflict of interest situations on an ongoing basis; and

•	handling such other matters that are specifically delegated to the Audit Committee by our Board from time to time.
Compensation Committee
Our Compensation Committee met five times during 2016. The Compensation Committee consists of Dr. Crow, Mr. Katz, Mr. Mulcahy and Mr. Radia, each of whom is a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act. Mr. Mulcahy is the chairman of our Compensation Committee.

The Compensation Committee is responsible for, among other things:

•	reviewing and approving the compensation and benefits of all of our executive officers and key employees;

•	monitoring and reviewing our compensation and benefit plans;

•	overseeing the activities of the individuals responsible for administering cash incentive compensation plans and equity-based plans; and

•	such other matters that are specifically delegated to the Compensation Committee by our Board from time to time.
Nominating and Governance Committee
Our Nominating and Governance Committee met four times during 2016. The Nominating and Governance Committee consists of Dr. Crow, Mr. Katz, Mr. Mulcahy and Mr. Radia. Dr. Crow is the chairman of our Nominating and Governance Committee.
The Nominating and Governance Committee is responsible for, among other things:

•
evaluating and making recommendations regarding the organization and governance of our Board and its committees and changes to our Certificate of Incorporation and Bylaws and stockholder communications;

•	assessing the performance of Board members and making recommendations regarding committee and chair assignments and composition and the size of our Board and its committees;

•	reviewing proposed waivers of the code of conduct for directors and executive officers;

•	evaluating and making recommendations regarding the creation of additional committees or the change in mandate or dissolution of committees; and

•	reviewing succession planning for our executive officers and evaluating potential successors.

DIRECTOR COMPENSATION
Our non-employee directors receive equity and cash compensation for their service as directors. Non-employee directors receive annual compensation of $50,000 for service on our Board and additional compensation for committee service as follows:

•	Audit Committee – $20,000 for the chair and $10,000 for each other member;

•	Compensation Committee – $15,000 for the chair and $7,500 for each other member; and

•	Nominating and Governance Committee – $10,000 for the chair and $5,000 for each other member.
Each non-employee director receives a grant of restricted stock units at each annual meeting with a grant date fair value of $185,000. In addition, each newly elected or appointed non-employee director will receive a grant of restricted stock units with a grant date fair value of $200,000 upon the date the non-employee director joins the board. All restricted stock units granted to non-employee directors will vest fully on the first anniversary of the grant date. Restricted stock units are settled in shares of Class A common stock. Directors may defer settlement of restricted stock units pursuant to the Workiva Inc. Nonqualified Deferred Compensation Plan. Directors who are Workiva employees receive no compensation for their service as directors.

Director Compensation Table
The following table summarizes the compensation of our non-employee directors who served during 2016. Mr. Rizai, our Chairman and CEO, and Mr. Vanderploeg, our President and Chief Operating Officer, receive no compensation in connection with their service as directors and, accordingly, they are omitted from this table.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($)	Total ($)
Michael M. Crow, Ph.D.	77,500	185,000	—	262,500
Robert H. Herz	50,000	185,000	—	235,000
Eugene S. Katz	82,500	185,000	—	267,500
David S. Mulcahy	80,000	185,000	—	265,000
Suku Radia	72,500	185,000	—	257,500

(1)
Represents the aggregate grant-date fair value of 14,068 shares of restricted stock units granted to each non-employee director on June 14, 2016, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification ("ASC") Topic 718. Restricted stock units vest fully on the first anniversary of the grant date. The grant-date fair value is based on $13.15 per share, the closing price of our Class A common stock on the grant date. The assumptions used in calculating the grant-date fair value of the awards reported in this column are set forth in Note 8 to our audited consolidated financial statements included in our Annual Report on Form 10-K filed on February 23, 2017.

As of December 31, 2016, no director held options other than Mr. Herz, who held an option to purchase 39,600 shares, which was fully vested as of that date. As of December 31, 2016, the aggregate number of unvested restricted stock units of Class A common stock for each director was as follows: Dr. Crow: 14,068 shares; Mr. Herz: 14,068 shares; Mr. Katz: 14,068 shares; Mr. Mulcahy: 14,068 shares and Mr. Radia: 14,068 shares. Dr. Crow, Mr. Mulcahy and Mr. Radia have each elected to defer the receipt of these shares.

OWNERSHIP OF COMMON STOCK
Directors and Officers
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 18, 2017, referred to in the table below as the "Beneficial Ownership Date," by:

•	each beneficial owner of 5% or more of the outstanding shares of our Class A or Class B common stock;

•	each of our directors and director nominees;

•	each of our named executive officers; and

•	all directors, director nominees and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or issuable under convertible securities held by that person that are currently exercisable or exercisable within 60 days of the Beneficial Ownership Date are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Percentage of beneficial ownership is based on 30,508,685 shares of Class A common stock and 10,843,888 shares of Class B common stock outstanding as of the Beneficial Ownership Date.
To our knowledge, except as set forth in the footnotes to this table and subject to any applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name. Except as otherwise indicated, the address of each of the persons in this table is c/o Workiva Inc., 2900 University Blvd., Ames, Iowa 50010.

	Shares Beneficially Owned				% of total voting power
	Class A Common Stock		Class B Common Stock
Name of Beneficial Owner	Number(1)%		Number	%
Named Executive Officers and Directors:
Matthew M. Rizai, Ph.D.(2)	836,017	2.7	2,512,395	23.2	18.7
Martin Vanderploeg, Ph.D.(3)	618,913	2.0	4,600,005	42.4	33.5
J. Stuart Miller(4)	240,055	*	—	*	*
Troy M. Calkins(5)	178,883	*	—	*	*
Michael M. Crow, Ph.D.(6)	82,875	*	—	*	*
Robert H. Herz(7)	81,862	*	—	*	*
Eugene S. Katz(8)	107,375	*	—	*	*
David S. Mulcahy	195,168	*	—	*	*
Suku Radia	24,875	*	—	*	*
All executive officers and directors as a group (14 persons)	2,922,439	9.2	10,843,888	100.0	79.5
5% Stockholders:
Joseph H. Howell(9)	176,459	*	641,772	5.9	4.7
Jeffrey Trom, Ph.D.(10)	158,745	*	2,770,553	25.5	20.1
The Behar Living Trust(11)	4,168,620	13.7	—	*	3.0
William E. Oberndorf(12)	2,255,676	7.4	—	*	1.6

(*)	Represents beneficial ownership of less than 1% of class.

(1)
Share amounts indicated include shares of restricted stock over which the officer or director has voting power but no investment power until the expiration of vesting restrictions in the following amounts:  Mr. Rizai, 53,333; Mr. Vanderploeg, 53,333; Mr. Miller, 20,000; Mr. Calkins, 20,000; Mr. Howell, 3,333; Mr. Trom, 13,333; and all executive officers and directors as a group: 176,665. For all executive officers and directors as a group, the aggregate share amount shown also includes 1,145,217 options for shares of Class A common stock that are exercisable within 60 days.

(2)
Shares owned include 82,362 shares of Class A common stock owned directly by Mr. Rizai; 32,783 shares of Class B common stock owned directly by Mr. Rizai; 575,000 shares of Class A common stock and 1,292,058 shares of Class B common stock owned by the Matthew Rizai TR UA DTD 03/04/1996 Matthew Rizai Revocable Trust, of which Mr. Rizai is the trustee; 885,109 shares of Class B common stock owned by Mr. Rizai and Svetlana Skopcenko as trustees u/a dated August 7, 2013 creating Marital Trust, of which Mr. Rizai has sole voting power and Mr. Rizai and Ms. Skopcenko have shared dispositive power; 178,655 shares of Class A common stock subject to outstanding options that are exercisable within 60 days; and 302,445 shares of Class B common stock owned by family trusts of which Barbara Schlaff is the trustee and has entered into an irrevocable proxy under which she has granted sole voting power to Mr. Rizai for so long as the family trusts hold such shares. Ms. Schlaff has sole dispositive power as to such shares. The 575,000 shares of Class A common stock owned by the Matthew Rizai TR UA DTD 03/04/1996 Matthew Rizai Revocable Trust have been pledged to secure a loan and a line of credit.

(3)
Shares owned include 53,333 shares of Class A common stock owned directly by Mr. Vanderploeg; 662,467 shares of Class B common stock owned by the Matthew and Tonja Rizai Charitable Remainder Trust, of which Mr. Vanderploeg is trustee; 523,050 shares of Class B common stock owned by the Jeffrey Dean Trom Charitable Remainder Trust, of which Mr. Vanderploeg is trustee; 386,925 shares of Class A common stock and 2,639,248 shares of Class B common stock owned by the Martin J. Vanderploeg 2001 Revocable Living Trust, of which Mr. Vanderploeg is trustee; 775,240 shares of Class B common stock owned by the LAURA C WILLIAMS TR UA 05/02/2001, of which Laura Williams is the trustee, has sole dispositive power to such shares and has entered into an irrevocable proxy under which she has granted sole voting power to Mr. Vanderploeg for so long as the trust holds such shares; and 178,655 shares of Class A common stock subject to outstanding options that are exercisable within 60 days. 350,000 shares of the Class A common stock owned by the Martin J. Vanderploeg 2001 Revocable Living Trust have been pledged to secure a line of credit.

(4)
Shares owned consist of 71,660 shares of Class A common stock owned directly by Mr. Miller and 168,395 shares of Class A common stock subject to outstanding options that are exercisable within 60 days.

(5)
Shares owned consist of 44,640 shares of Class A common stock owned directly by Mr. Calkins and 134,243 shares of Class A common stock subject to outstanding options that are exercisable within 60 days.

(6)
Shares owned consist of 24,875 shares of Class A common stock owned directly by Dr. Crow and 58,000 shares of Class A common stock owned by the Michael M. Crow and Sybil Francis Family Trust, of which Dr. Crow and Mrs. Francis are trustees and have shared voting and investment power.

(7)
Shares owned consist of 34,342 shares of Class A common stock owned directly by Mr. Herz; 7,920 shares of Class A common stock owned jointly with Mr. Herz's spouse; and 39,600 shares of Class A common stock subject to outstanding options that are exercisable within 60 days.

(8)	Shares owned consist of 107,175 shares of Class A common stock owned directly by Mr. Katz and 200 shares of Class A common stock owned by Mr. Katz's spouse.

(9)
Shares owned include 8,029 shares of Class A common stock owned directly by Mr. Howell; 641,772 shares of Class B common stock owned by the Joseph H. and Patricia G. Howell Revocable Living Trust, of which Mr. and Mrs. Howell are trustees and have shared voting and investment power; 124,030 shares of Class A common stock subject to outstanding options that are exercisable within 60 days; and 44,400 shares of Class A common stock owned by Mr. Howell's daughter.

(10)
Shares owned include 29,159 shares of Class A common stock owned directly by Mr. Trom; 1,881,533 shares of Class B common stock owned directly by Mr. Trom; 889,020 shares of Class B common stock owned by the Martin J. Vanderploeg Charitable Remainder Trust, of which Mr. Trom is trustee; and 129,586 shares of Class A common stock subject to outstanding options that are exercisable within 60 days.

(11)
Shares owned include 3,065 shares of Class A common stock held by Mr. and Dr. Behar's minor son and 4,165,555 shares of Class A common stock held directly by The Behar Living Trust, of which Jerome M. Behar and Leslie

F. Behar are co-trustees. Mr. and Dr. Behar have shared voting and dispositive power over all shares held by their minor son and The Behar Living Trust.

(12)
Based on information provided in a Schedule 13G filed with the SEC on November 18, 2016 by William E. Oberndorf and certain affiliated persons and entities, Mr. Oberndorf has sole voting and dispositive power over 581,900 shares of Class A common stock, of which 550,000 shares are held in William E. Oberndorf’s Individual Retirement Account, which is self directed, 19,000 shares may be deemed to be beneficially owned by William E. Oberndorf solely in his capacity as trustee for the Peter Oberndorf Irrevocable Trust, dated 6/30/89, and 12,900 shares may be deemed to be beneficially owned by William E. Oberndorf solely in his capacity as trustee for the William E. Oberndorf Irrevocable Trust, dated 6/30/89. Mr. Oberndorf has shared voting and dispositive power over 1,673,776 shares of Class A common stock, of which 1,660,976 shares may be deemed to be beneficially owned by William E. Oberndorf solely in his capacity as the sole controlling person of Oberndorf Investments LLC, 250 shares may be deemed to be beneficially owned by William E. Oberndorf solely in his capacity as an authorized signatory for the account of Caroline G. Oberndorf and 12,550 shares may be deemed to be beneficially owned by William E. Oberndorf solely in his capacity as an authorized signatory for the account of Betty Jane Weimer. The address for Mr. Oberndorf and the other reporting persons is 615 Front Street, San Francisco, CA 94111.

Prohibition on Hedging
Hedging or monetization transactions can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Hedging transactions may permit a director, officer or employee to continue to own our securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the director, officer or employee may no longer have the same objectives as our other stockholders. Therefore, directors, officers and employees are prohibited by our Insider Trading Policy from engaging in any such transactions.
Policy on Stock Pledging
Our Insider Trading Policy only permits pledges of our securities by employees, officers and directors with the written pre-approval of our General Counsel. Under that policy, our General Counsel only approves pledges of our securities by directors and officers in amounts consistent with guidelines approved by the Nominating & Governance Committee of the Board of Directors. As of the record date, all outstanding pledges by officers and directors had been approved in accordance with the policy and the guidelines.

SECTION 16(A) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires that our officers, directors and 10% stockholders file reports of ownership and changes of ownership of our Class A common stock with the SEC and the NYSE. Based on a review of copies of these reports provided to us and written representations from officers and directors, we believe that all filing requirements were timely met during 2016.

EXECUTIVE COMPENSATION
As an "emerging growth company," we have opted to comply with the executive compensation disclosure rules applicable to "smaller reporting companies," as such term is defined in the rules promulgated under the Securities Act. These rules require compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer. These officers are referred to as our named executive officers ("NEOs"). Our NEOs for 2016 consist of the following four individuals due to two of the individuals having the same total compensation for 2016:

•	Matthew M. Rizai, our Chief Executive Officer and Chairman of the Board;

•	Martin J. Vanderploeg, our President and Chief Operating Officer;

•	J. Stuart Miller, our Executive Vice President, Treasurer and Chief Financial Officer; and

•	Troy M. Calkins, our Executive Vice President, General Counsel and Secretary.
Summary Compensation Table
The table below sets forth the annual compensation earned by our NEOs for the years ended December 31, 2016 and 2015.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Matthew M. Rizai, Ph.D.	2016	550,000	475,000	1,241,263	1,107,621	—	—	3,373,884
Chairman and Chief Executive Officer	2015	475,000	675,000	2,144,000	—	—	—	3,294,000
Martin J. Vanderploeg, Ph.D.	2016	550,000	475,000	1,241,263	1,107,621	—	—	3,373,884
President and Chief Operating Officer	2015	475,000	675,000	2,144,000	—	—	—	3,294,000
J. Stuart Miller	2016	375,000	195,000	695,769	206,956	—	—	1,472,725
Executive Vice President, Treasurer and Chief Financial Officer	2015	325,000	325,000	804,000	—	—	—	1,454,000
Troy M. Calkins	2016	375,000	195,000	695,769	206,956	—	—	1,472,725
Executive Vice President, General Counsel and Secretary

(1)
The amounts reported reflect the grant date fair value of the stock options granted to the named executive officers as computed in accordance with ASC 718. The fair value of each option grant is estimated based on the fair market value on the date of grant using the Black-Scholes option pricing model. The assumptions that we used to calculate these amounts are discussed in Note 8 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and incorporated by reference herein. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

Our Compensation Committee adjusted NEO base salaries for 2016 based on the committee's review of available market information. In January 2017, the Compensation Committee applied its discretion to determine NEO bonuses for 2016 performance based on the company's financial performance and the company's increased focus on reducing operating loss and cash used in operations. Starting in January 2016, our Compensation Committee determined that it was in the best interests of the company to allocate each NEO's equity awards between stock awards and option awards.

Outstanding Equity Awards at Fiscal Year-End
The table below sets forth the outstanding equity awards held by the NEOs as of December 31, 2016.

	Option Awards						Stock Awards
Name	Option/Stock Award Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Matthew M. Rizai, Ph.D.	08/12/2014	(2)	100,240	77,960	15.83	8/11/2024	—	—
	02/05/2015	(3)	—	—	—	—	106,667	1,456,000
	01/19/2016	(4)	—	—	—	—	79,824	1,090,000
	02/01/2016	(5)	—	168,421	14.74	1/31/2026	—	—
Martin J. Vanderploeg, Ph.D.	08/12/2014	(2)	100,240	77,960	15.83	8/11/2024	—	—
	02/05/2015	(3)	—	—	—	—	106,667	1,456,000
	01/19/2016	(4)	—	—	—	—	79,824	1,090,000
	02/01/2016	(5)	—	168,421	14.74	1/31/2026	—	—
J. Stuart Miller	04/07/2014	(2)	108,900	65,340	15.86	4/6/2024	—	—
	08/12/2014	(2)	22,275	17,325	15.83	8/11/2024	—	—
	02/05/2015	(3)	—	—	—	—	40,000	546,000
	01/19/2016	(4)	—	—	—	—	44,744	611,000
	02/01/2016	(5)	—	31,469	14.74	1/31/2026	—	—
Troy M. Calkins	02/25/2014	(2)	74,870	34,030	15.86	2/24/2024	—	—
	03/27/2014	(2)	6,808	3,092	15.86	3/26/2024	—	—
	08/12/2014	(2)	22,275	17,325	15.83	8/11/2024	—	—
	02/05/2015	(3)	—	—	—	—	40,000	546,000
	01/19/2016	(4)	—	—	—	—	44,744	611,000
	02/01/2016	(5)	—	31,469	14.74	1/31/2026	—	—

(1)	The market value of unvested stock awards is based on the closing market price of our Class A Common Stock on December 31, 2016 of $13.65.

(2)	Vests as to 25% of the shares on the first anniversary of the grant date and as to 6.25% of the shares at the end of each three-month period thereafter.

(3)	Award of restricted shares that vest in three equal annual installments commencing on the first anniversary of the grant date.

(4)
Award of restricted stock units that vest in three equal annual installments commencing on the first anniversary of the grant date. Each of the NEOs has elected to defer settlement of the restricted stock units pursuant to the Workiva Inc. Nonqualified Deferred Compensation Plan.

(5)	Vests in three equal annual installments commencing on the first anniversary of the grant date.

Employment Agreements
We have entered into employment agreements with most of our executive officers, including all of the NEOs. These agreements provide for at-will employment and generally include an initial base salary, an indication of eligibility for an annual cash incentive award opportunity, and equity awards at the discretion of our Board. These agreements also contain restrictions on non-competition and non-solicitation for the six-month period following termination. In addition, each of our executive officers, including the NEOs, has executed our standard confidential information and invention assignment agreement.
Potential Payments upon Termination or Change in Control
The employment agreements with our NEOs provide that certain payments and benefits would be due upon a termination of employment or a change in control.
If the employment of any NEO is terminated by us for "cause" or by the NEO without "good reason," we will pay him (i) accrued but unpaid salary and benefits and (ii) any earned but unpaid bonus from the prior year.
If the employment of any NEO is terminated due to his death or disability we will pay to him (i) accrued but unpaid salary and benefits, (ii) any earned but unpaid bonus from the prior year, (iii) a pro-rated bonus for the current year and (iv) a lump-sum payment equal to his annual base salary plus his target bonus for the current year.
If the employment of any NEO is terminated by us without cause or by the NEO for good reason, we will pay to him (i) accrued but unpaid salary and benefits, (ii) any earned but unpaid bonus from the prior year, (iii) a pro-rated bonus for the current year and (iv) a severance payment equal to two times (three times in the case of Mr. Rizai and Mr. Vanderploeg) the sum of his annual base salary plus his target bonus for the current year. In addition, the vesting of the NEO's outstanding equity awards will be accelerated, and he will be released from his non-competition and non-solicitation restrictions.
If the employment of any NEO is terminated by us without cause or by the NEO for good reason in the three months prior to or twelve months following a change in control, we will pay to him (i) accrued but unpaid salary and benefits, (ii) any earned but unpaid bonus from the prior year, (iii) the NEO's target bonus for the year in which the termination occurs (or if greater, the year in which the change in control occurs) and (iv) a severance payment equal to three times the sum of his annual base salary plus target bonus. In addition, the vesting of the officer's outstanding equity awards will be accelerated, and he will be released from his non-competition and non-solicitation restrictions.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2016, each of which was approved by our stockholders. These plans include the 2009 Unit Incentive Plan and the 2014 Equity Incentive Plan.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(3)
Equity Compensation Plans Approved By Stockholders(1)	8,267,742	12.22	4,167,855
Total	8,267,742	12.22	4,167,855

(1)
Consists of options to purchase 4,834,446 shares of Class A common stock under the 2009 Plan, options to purchase 2,698,009 shares of Class A common stock under the 2014 Plan, 353,335 shares of our Class A common stock subject to restricted stock awards under our 2014 Plan, and 381,952 shares of our Class A common stock subject to restricted stock units under our 2014 Plan.

(2)	Excludes restricted stock awards and units because they have no exercise price.

(3)	Consists of shares of Class A common stock available for issuance.

CERTAIN RELATIONSHIPS AND RELATED-PARTY AND OTHER TRANSACTIONS
Other than the director and executive officer compensation arrangements discussed above under "Director Compensation" and "Executive Compensation," since January 1, 2016 there have been, and there currently are, no proposed transactions in which:

•	we have been or are to be a participant;

•	the amount involved exceeded or exceeds $120,000; and

•
any of our directors, executive officers or holders of more than five percent of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had or will have a direct or indirect material interest.

Indemnification Agreements with our Directors and Officers
We have entered into indemnification agreements with each of our directors and our named executive officers. The indemnification agreements and our Bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law. Subject to certain limitations, the indemnification agreements and our Bylaws also require us to advance expenses incurred by our directors and officers.

PROPOSAL NO. 2
APPROVAL OF THE WORKIVA INC.
EMPLOYEE STOCK PURCHASE PLAN

On February 18, 2017, upon recommendation of the Compensation Committee, our Board adopted the Workiva Inc. Employee Stock Purchase Plan (the “Plan”), subject to the approval of our stockholders. On April 6, 2017, the Plan was amended and restated to reflect certain mechanical changes to the Plan’s operation. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, but is designed to qualify for favorable income tax treatment under Section 423 of the Internal Revenue Code (the “Code”).

The purpose of the Plan is to provide our employees with an opportunity to purchase shares of our Class A common stock at a discount through convenient payroll deductions. Our Board believes the Plan promotes the interests of Workiva Inc. and its stockholders by attracting, retaining and motivating talented employees and aligning the interests of participating employees with those of our stockholders.
The following is a summary of the material features of the Plan. A copy of the Plan is filed as an Appendix to this proxy statement.

Shares Available for Issuance
The maximum number of shares of Class A common stock that may be purchased by all participants under the Plan is 5,000,000, and the maximum number of shares of Class A common stock that may be purchased by all participants under the Plan in any calendar year is 500,000 (subject to adjustment in the event of stock splits and certain other corporate events, as described below. If the total number of shares of Class A common stock for which options are to be exercised on any particular purchase date exceeds the number of shares available for issuance under the Plan, then the committee designated by the Board which is responsible for administering the Plan (the “Committee”) will make a pro-rata allocation of the available shares on a uniform and non-discriminatory basis, and any payroll deductions not applied to the purchase of available shares will be refunded to participants (without interest).
The shares of Class A common stock purchased under the Plan may be newly issued shares, treasury shares, or shares acquired on the open market. As of April 18, 2017, the closing price of a share of Class A common stock on the NYSE was $16.30. As of the date hereof, no shares of Class A common stock have been issued under the Plan.
Eligibility for Participation
Any employee of Workiva Inc. is eligible to participate in the Plan with respect to Offering Periods which commence on or after the employee’s date of hire if the employee is employed by the Workiva Inc. on the first day of the enrollment period applicable to the Offering Period; however, the following categories of employees are not eligible to participate in the Plan: (i) an employee whose customary employment is 20 hours or less per week, (ii) an employee whose customary employment is for not more than five months in any calendar year, and (iii) an employee who is a highly compensated employee (within the meaning of Section 414(q) of the Code) who is subject to the disclosure requirements of Section 16(a) of the Exchange Act. With respect to an employee who is a citizen or resident of a foreign jurisdiction, even if the employee satisfies the eligibility criteria described above, the employee will not be eligible to participate in the Plan if either (i) the grant of an option under the Plan to the employee is prohibited under the laws of such jurisdiction, or (ii) compliance with the laws of the foreign jurisdiction would cause the Plan or offering to violate the requirements of Section 423 of the Code. As of March 31, 2017, approximately 1,120 employees would be eligible to participate in the Plan if it were then in place. For purposes of the Plan, an “Offering Period” is the period of time during which a participant’s payroll deductions are accumulated for the purposes of purchasing shares of Class A common stock.
Employee Participation
An eligible employee may elect to participate in the Plan for successive six-month Offering Periods through payroll deductions by timely submitting an enrollment form during the applicable enrollment period, with new Offering Periods generally commencing each January 15th and July 15th. If the applicable January 15th or July 15th is not a day on which the NYSE is open for trading (a “Trading Day”), the Offering Period will commence on the first Trading Day following such date.
An eligible employee may contribute any whole percentage from 1% to 15% of his or her Base Salary on each pay day occurring during an Offering Period. An eligible employee’s “Base Salary” is his or her annual base salary, excluding incentive and discretionary bonuses, commissions, reimbursements and other non-regular remuneration, received from us prior to reduction for any salary deferrals under benefit plans sponsored by us.
Although an eligible employee may make payroll deductions up to 15% of his or her Base Salary each Offering Period, the following limits apply to the number of shares of Class A common stock an eligible employee may purchase: (i) during an Offering Period, an eligible employee may not purchase more shares of Class A common stock than the number determined by dividing $12,500 by the Fair Market Value of a share of Class A common stock on the first Trading Day of the Offering Period, (ii) no eligible employee will be granted an option under the Plan for an Offering Period if such option would permit his or her rights to purchase shares of Class A common stock to accrue at a rate that exceeds $25,000 (based on the Fair Market Value of the shares on the first Trading Day of the Offering Period) for each calendar year in which any such option is outstanding at any time, and (iii) no eligible employee will be granted an option under the Plan for an Offering Period if, immediately after such grant, the eligible employee (and any other person whose shares would be attributed to the employee under the attribution rules of the Code) would own shares or hold outstanding options to purchase our common stock possessing 5% or more of the total combined voting power of all classes of our shares. Any payroll deductions collected from an eligible employee which cannot be applied to the purchase of Class A common stock by reason of the limits above will be refunded to the eligible employee (without interest).
The “Fair Market Value” per share of Class A common stock is the quoted closing price of Class A common stock on the NYSE or such other securities exchange on which the Class A common stock may be primarily traded in the future.
New Plan Benefits
Participation in the Plan is voluntary and depends on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, the benefits or amounts that will be received with respect to future purchases under the Plan are not determinable. For the same reasons and because this is the first time a plan of this nature has been adopted by us, we cannot determine what benefits or amounts would have been received if the Plan had been in place during the last completed fiscal year.
Change in and Withdrawal of Payroll Deductions
If a participant files his or her enrollment agreement by the end of the enrollment period for an Offering Period, the participant’s payroll deductions will begin on the first payroll date occurring on or after commencement of that Offering Period. A participant’s payroll deductions will continue at the same rate for future Offering Periods until he or she changes his or her payroll deduction amount or stops participating in the Plan.
A participant may decrease the amount of his or her payroll deductions at any time during an Offering Period by submitting a new enrollment form in accordance with procedures established by the Committee. Once an Offering Period has commenced, a participant may not increase his or her rate of payroll deductions applicable to that Offering Period. However, a participant may increase the amount of his or her payroll deductions as of the first pay date of the next Offering Period by timely submitting a new enrollment form in accordance with procedures established by the Committee.
A participant may cease payroll deductions and withdraw from an Offering Period in accordance with procedures established by the Committee. If a participant withdraws from the Offering Period in a timely fashion, we will refund any payroll deductions for the Offering Period, without interest. In such case, the participant may not resume payroll deductions until the next Offering Period and will need to file a new enrollment form to do so.
If, during an Offering Period, a participant’s employment terminates for any reason or his status as an eligible employee otherwise ceases, we will refund any payroll deductions already collected for the Offering Period (without interest).
Purchase Price and Shares Purchased
The aggregate payroll deductions credited to the participant’s account will be used to purchase shares of Class A common stock on the last Trading Day of the Offering Period. No fractional shares will be purchased under the Plan. Any accumulated payroll deductions remaining that cannot be used to purchase a full share of Class A common stock will be refunded to the participant, without interest.
The purchase price per share of Class A common stock will be equal to 85% of the Fair Market Value of a share of Class A common stock on the first Trading Day of the Offering Period or the last Trading Day of the Offering Period, whichever is lower.
Rights as stockholder
A participant does not have any rights or privileges of a stockholder of Workiva Inc. for any shares of Class A common stock subject to the Plan until shares of Class A common stock have been purchased and recorded in the participant’s Plan account. Any dividends paid on shares of Class A common stock held in a participant’s Plan account will be automatically reinvested in Class A common stock on the participant’s behalf.

Adjustment to Shares
If any change in the outstanding shares of Class A common stock occurs by reason of any dividend, recapitalization, stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or other change in our structure affecting the Class A common stock, the number of shares and class of common stock that may be issued under the Plan, the purchase price per share and the number of shares covered by each outstanding option under the Plan, and the number of shares of common stock reserved under the Plan, shall be adjusted as deemed appropriate by the Committee.
Application of Funds
All funds received or held by us under the Plan will be included in our general funds free of any trust, segregation or other restriction, and may be used for any corporate purpose. No interest will be paid or allowed on any money paid into the Plan or credited to the account of a participant.
Transferability
Neither payroll deductions credited to a participant’s account nor any rights to acquire shares of Class A common stock under the Plan may be assigned or transferred other than by will or the laws of descent and distribution. Participants may, however, designate a beneficiary to receive Class A common stock credited to their Plan account in the event of their death.
Administration
The Plan will be administered by the Committee. The current members of the Committee are (i) our Executive Vice President, General Counsel and Secretary, (ii) our Chief Accounting Officer, and (iii) our Vice President, Administration, each of whom shall serve as a Committee member until his or her termination from employment with us or removal or resignation from the Committee. The Committee has full and exclusive discretionary authority to administer the Plan, to interpret the Plan, to determine eligibility for participation in the Plan, and to establish rules of Plan administration.
Amendment or Termination
The Committee and the Board may, subject to certain exceptions, amend the Plan at any time; however, the Board or Committee may not, without the approval of our stockholders, increase the aggregate number of shares that may be issued under the Plan (except as described above), change the share classes available for issuance under the Plan, or amend the Plan in any other manner that requires stockholder approval under Section 423 of the Code, applicable securities laws or stock exchange rules.
The Board may terminate the Plan at any time. The Plan will automatically terminate on February 18, 2027, unless terminated earlier by the Board.
United States Federal Income Tax Consequences
The Plan has been designed to qualify for special tax treatment under Section 423 of the Code. Under Section 423 of the Code, a participant does not recognize taxable income until the shares of Class A common stock acquired under the Plan are sold or otherwise transferred. If the shares of Class A common stock are sold or otherwise transferred at least two years after the first Trading Day of the

Offering Period in which they were acquired, then the participant will recognize ordinary taxable income equal to the lesser of (i) 15% of the fair market value of the shares on the first Trading Day of the Offering Period, or (ii) the amount of gain realized on the sale (i.e., the fair market value of the shares at the time of disposition minus the amount the participant paid for the shares). Any additional gain or loss on the sale or transfer will be treated as a long-term capital gain or loss.
If the shares of Class A common stock are sold or transferred before the expiration of the two-year holding period described above, the participant will recognize ordinary income equal to the excess of fair market value of the shares on the Purchase Date over the purchase price paid for the shares. The balance of any gain or loss will be treated as a short-term capital gain or loss if the shares have been held less than 12 months and a long-term capital gain or loss if the shares were held at least 12 months prior to the disposition.
We do not have any federal income tax consequences at the offering or purchase date of the shares of Class A common stock. However, if a participant disposes of shares of Class A common stock acquired under the Plan before the expiration of the two-year holding period described above, generally we will be entitled to a tax deduction in the year of disposition equal to the amount of ordinary income recognized by the participant resulting from his or her disposition of the stock.

The Board recommends a vote "FOR" the approval of the
Workiva Inc. Employee Stock Purchase Plan.

AUDIT COMMITTEE REPORT
With respect to Workiva's financial reporting process, the management of Workiva is responsible for establishing and maintaining internal controls and preparing Workiva's consolidated financial statements. Workiva's independent registered public accounting firm, Ernst & Young, LLP ("E&Y"), is responsible for auditing these financial statements. It is the responsibility of the Audit Committee to oversee these activities. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of Workiva's financial statements. We have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with US GAAP and on the representations of E&Y included in its audit of Workiva's consolidated financial statements.
We have reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2016 with Workiva's management and with E&Y, including the results of the independent registered public accounting firm's audit of Workiva's financial statements. We have also discussed with E&Y all matters required to be discussed by the Standards of the Public Company Accounting Oversight Board ("PCAOB") for communication with audit committees, under which E&Y must provide us with additional information regarding the scope and results of its audit of Workiva's consolidated financial statements.
We have also received and reviewed the written disclosures and the letter from E&Y required by applicable requirements of the PCAOB regarding E&Y's communications with the Audit Committee concerning independence, and have discussed with E&Y its independence from Workiva, as well as any relationships that may impact E&Y's objectivity and independence.
Based on our review of the matters noted above and our discussions with Workiva's management and independent registered public accountants, we recommended to the Board of Directors that the audited consolidated financial statements be included in Workiva's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for filing with the Securities and Exchange Commission.

Eugene S. Katz (Chair) Michael M. Crow, Ph.D. David S. Mulcahy Suku Radia

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board of Directors has appointed E&Y as our independent registered public accounting firm for the fiscal year ending December 31, 2017. We are asking our stockholders to ratify the selection of E&Y as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, we are submitting the election of E&Y to our stockholders for ratification as a matter of good corporate practice and because we value our stockholders' views on our independent registered public accounting firm. In the event that our stockholders fail to ratify the selection, the Audit Committee will review its future selection of independent auditors. Even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of Workiva and our stockholders. Representatives of E&Y are expected to be present at the Annual Meeting, and they will have the opportunity to make a statement if they so desire and to respond to appropriate questions.
The following table presents fees for professional audit services and other services provided to Workiva by E&Y for the fiscal years ended December 31, 2016 and 2015.

	2016	2015
Audit Fees (1)	$685,744	$594,627
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

(1)
Audit fees consist of fees billed for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements, and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.

Pre-Approval Policies and Procedures
Pursuant to the Audit Committee Charter, Audit Committee policy and the requirements of law, the Audit Committee pre-approves all audit and permitted non-audit services that may be provided by our independent registered public accounting firm. This pre-approval applies to audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval for specific services, subject to a specific dollar threshold. In other cases, the chairperson of the Audit Committee has the delegated authority from the Audit Committee to pre-approve services up to a specific dollar threshold, and the chairperson then reports such pre-approvals to the full Audit Committee at its next meeting. For the fiscal year ended December 31, 2016, all fees paid to E&Y have been approved by the Audit Committee.

The Board recommends a vote "FOR" the ratification of the appointment of
Ernst & Young, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

Availability of Annual Report on Form 10-K
Stockholders can access our 2016 Annual Report, which includes our Form 10-K, and other financial information, on our website at http://www.workiva.com under the caption "Investors." Alternatively, stockholders can request a paper copy of the Annual Report by writing to: Workiva Inc., 55 West Monroe Street, Suite 3150, Chicago, Illinois 60603, Attention: Corporate Secretary.
Other Business
Our Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the proxy card will have discretion to vote the shares represented by proxy in accordance with their own judgment on such matters.
It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. We urge you to vote by telephone, by Internet or by executing and returning the proxy card at your earliest convenience.

APPENDIX A
WORKIVA INC.
EMPLOYEE STOCK PURCHASE PLAN
As amended and restated effective April 6, 2017

WORKIVA INC.
EMPLOYEE STOCK PURCHASE PLAN
1.    Purpose. The Workiva Inc. Employee Stock Purchase Plan (the “Plan”) is intended to provide eligible employees of the Company and its Participating Subsidiaries with an opportunity to acquire a proprietary interest in the Company through the purchase of shares of Common Stock. The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code pursuant to which options shall be granted to Eligible Employees, and the Plan shall be interpreted in a manner that is consistent with that intent. The Plan was originally adopted effective February 18, 2017, subject to shareholder approval of the Plan. The Plan has been amended and restated as set forth herein in order to make certain Plan design changes.

2.    Definitions
(a)    “Board” means the Board of Directors of the Company, as constituted from time to time.
(b)    “Code” means the Internal Revenue Code of 1986, as amended from time to time. Any reference to a Section of the Code shall be deemed to include a reference to any regulations promulgated thereunder as well.
(c)    “Committee” means the Company’s Compensation Committee or such other Committee as may be designated by the Board.
(d)    “Common Stock” means the Class A Common Stock of the Company, par value $.001 per share.
(e)    “Company” means Workiva Inc., including any successor thereto.
(f)    “Compensation” means an Eligible Employee’s annual base salary, excluding incentive and discretionary bonuses, commissions, reimbursements and other non-regular remuneration, received from the Employer prior to reduction for any salary deferrals under benefit plans sponsored by the Employer, including, but not limited to, plans established pursuant to Sections 125 or 132(f) of the Code, or qualified pursuant to Section 401(k) of the Code.
(g)    “Corporate Transaction” means a merger, consolidation, acquisition of property or stock, separation, reorganization, or other corporate event described in Section 424 of the Code.
(h)    “Designated Broker” means the financial services firm or other agent designated by the Committee to maintain ESPP Share Accounts on behalf of Participants who have purchased shares of Common Stock under the Plan.
(i)    “Eligible Employee” means any individual who is an Employee; provided, however, that the following shall not be Eligible Employees under the Plan: (i) any Employee whose customary employment is 20 hours or less per week; (ii) any Employee whose customary employment is for not more than five months in any calendar year; (iii) any Employee who is highly compensated (within the meaning of Section 414(q) of the Code) who is subject to the disclosure requirements of Section 16(a) of the Securities Exchange Act of 1934; and (iv) any Employee who is a citizen or resident of a foreign jurisdiction (without regard to whether the Employee is also a citizen of the United States or a resident alien) if (A) the grant of an option under the Plan or offering to a citizen or resident of that foreign jurisdiction is prohibited under the laws of such jurisdiction, or (B) compliance with the laws of the foreign jurisdiction would cause the Plan or offering to violate the requirements of Section 423 of the Code.
(j)    “Employee” means any common law employee of an Employer and so excludes any person who is an independent contractor to an Employer. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave, or other leave of absence approved by an Employer that meets the requirements of Treas. Reg. §1.421-1(h)(2) or any successor thereto. Where the period of leave exceeds three months, or such other period of time specified in Treas. Reg. §1.421-1(h)(2) or any successor thereto, and the individual’s right to re-employment is not guaranteed by statute or contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period, or such other period specified in Treas. Reg. §1.421-1(h)(2) or any successor thereto.
(k)    “Employer” means, collectively, the Company and its Participating Subsidiaries.
(l)    “Enrollment Form” means an agreement pursuant to which an Eligible Employee may elect to enroll in the Plan, to authorize a new level of payroll deductions, or to stop payroll deductions and withdraw from an Offering Period.
(m)    “ESPP Share Account” means a bookkeeping account established in the name of each Participant and maintained by the Designated Broker to reflect the Common Stock purchased by the Participant with accumulated payroll deductions as of a Purchase Date.
(n)    “Fair Market Value” means, as of any date with respect to a share of Common Stock, the closing price of a share of Common Stock as reported on the New York Stock Exchange or such other securities exchange on which such Common Stock may be primarily traded in the future.
(o)    “Offering Date” means the first Trading Day of each Offering Period.
(p)    “Offering Period” means a period of time during which a Participant’s payroll deductions are accumulated for the purpose of purchasing shares of Common Stock.
(q)    “Participant” means an Eligible Employee who elects to participate in the Plan.
(r)    “Participating Subsidiaries” means the U.S. Subsidiaries that have been designated as eligible to participate in the Plan, and such other Subsidiaries that may be designated by the Committee from time to time in its sole discretion. The foregoing designations and changes in designations by the Committee shall not require shareholder approval.
(s)    “Plan” means this Workiva Inc. Employee Stock Purchase Plan, as set forth herein and as amended from time to time.
(t)    “Purchase Date” means the last Trading Day of each Offering Period.
(u)    “Purchase Price” means an amount equal to the lesser of (i) 85% of the Fair Market Value of a share of Common Stock on the Offering Date or (ii) 85% of the Fair Market Value of a share of Common Stock on the Purchase Date; provided, that the Purchase Price per share of Common Stock shall in no event be less than the par value of the Common Stock.
(v)    “Subsidiary” means any corporation, domestic or foreign, of which not less than 50% of the combined voting power is held by the Company or a Subsidiary, whether or not such corporation exists now or is hereafter organized or acquired by the Company or a Subsidiary. In all cases, the determination of whether an entity is a Subsidiary shall be made in accordance with Section 424(f) of the Code.
(w)    “Trading Day” means any day on which the national securities exchange upon which the Common Stock is listed is open for trading.
3.    Administration. The Plan shall be administered by the Committee. The Committee shall have the discretionary authority to establish and rescind, from time to time, such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan and options granted hereunder, to make such determinations and interpretations under or in connection with the Plan as it deems necessary or advisable, and to take any other actions necessary or desirable for the administration of the Plan. The Committee may correct any defect, supply any omission, and reconcile any inconsistency in the Plan or in any option granted hereunder in the manner and to the extent it shall deem desirable. All such rules, regulations, determinations, interpretations and actions shall be binding and conclusive upon the Company and its Subsidiaries, upon the officers and employees (including former officers and employees) of the Company and its Subsidiaries, upon their respective legal representatives, beneficiaries, successors and assigns, and upon all other persons claiming under or through any of them. Any and all authority of the Committee may be delegated by the Committee to one or more senior officers of the Company. The Committee may retain outside entities and professionals to assist in the administration of the Plan including, without limitation, a vendor or vendors to perform enrollment and brokerage services.
4.    Eligibility. Unless otherwise determined by the Committee in a manner that is consistent with Section 423 of the Code, any individual who is an Eligible Employee as of the first day of the enrollment period designated by the Committee for a particular Offering Period shall be eligible to participate in such Offering Period, subject to the requirements of Section 423 of the Code.
Notwithstanding any provision of the Plan to the contrary, no Eligible Employee shall be granted an option under the Plan if (i) immediately after the grant of the option, such Eligible Employee (along with any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own stock of the Company or hold outstanding options to purchase stock of the Company that together would possess 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary, or (ii) such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds $25,000 of the Fair Market Value of such stock (determined at the time the option is granted) for each calendar year in which such option is outstanding at any time.
5.    Offering Periods. The Plan shall be implemented by a series of Offering Periods, each of which shall be six months in duration, with new Offering Periods commencing on January 15 and July 15 of each year, or the next following Trading Day, if such date does not fall on a Trading Day.

6.    Participation and Withdrawal
(a)    Enrollment; Payroll Deductions. An Eligible Employee may elect to participate in the Plan by properly completing an Enrollment Form (which may be electronic) and submitting it in accordance with the enrollment procedures established by the Committee. Participation in the Plan is entirely voluntary. By submitting an Enrollment Form, the Eligible Employee authorizes payroll deductions from his or her pay in an amount equal to at least 1%, but not more than 15% of his or her Compensation on each pay day occurring during an Offering Period. All payroll authorizations shall be made in whole percentages. Payroll deductions shall commence on the first payroll date occurring on or after the Offering Date and end on the last payroll date occurring on or before the end of the Offering Period. The Company shall maintain records of all payroll deductions but shall have no obligation to pay interest on payroll deductions or to hold such amounts in a trust or in any segregated account.
(b)    Election Changes. During an Offering Period, a Participant may decrease his or her rate of payroll deductions applicable to such Offering Period at any time. To make such a change, the Participant must submit a new Enrollment Form authorizing the new rate of payroll deductions in accordance with procedures established by the Committee. Once an Offering Period has commenced, a Participant may not increase his or her rate of payroll deductions applicable to such Offering Period.
(c)    Automatic Re-Enrollment. An Eligible Employee must make an affirmative election to participate initially in the Plan. After commencing participation in, and not withdrawing from, an Offering Period under the Plan, the Participant will automatically be re-enrolled in the next Offering Period unless the Participant affirmatively declines to participate in such Offering Period.
(d)    Withdrawal. A Participant may withdraw from an Offering Period by submitting a revised Enrollment Form indicating his or her election to withdraw in accordance with the procedures established by the Committee. The accumulated payroll deductions held on behalf of a Participant in his or her notional account (that have not been used to purchase shares of Common Stock) shall be paid (without interest) to the Participant as soon as practicable following receipt of the Participant’s Enrollment Form indicating his or her election to withdraw and the Participant’s option shall be automatically terminated. If a Participant withdraws from an Offering Period, no payroll deductions will be made during any succeeding Offering Period, unless the Participant re-enrolls in accordance with subsection (a) above. A Participant’s election to withdraw from an Offering Period will not have any effect upon his or her eligibility to participate in succeeding Offering Periods that commence following the completion of the Offering Period from which the Participant withdraws.
7.    Grant of Option. On each Offering Date, each Participant in the applicable Offering Period shall be granted an option to purchase, on the Purchase Date, a number of shares of Common Stock determined by dividing the Participant’s accumulated payroll deductions by the applicable Purchase Price; provided, however, that in no event shall the number of shares of Common Stock purchased by any Participant during an Offering Period exceed the amount determined by dividing $12,500 by the Fair Market Value of a share of Common Stock on the Offering Date (rounded down to the nearest whole number).
8.    Exercise of Option/Purchase of Shares. A Participant’s option to purchase shares of Common Stock shall be exercised automatically on the Purchase Date of each Offering Period. The Participant’s accumulated payroll deductions will be used to purchase the maximum number of whole shares that can be purchased with the amounts in the Participant’s notional account as of the applicable Purchase Date. A Participant may not purchase fractional shares of Common Stock under the Plan. Any accumulated payroll deductions remaining that cannot be used to purchase a full share of Common Stock or that exceeds the maximum number of shares of Common Stock available for purchase during an Offering Period will be paid (without interest) to the Participant as soon as practicable following the end of the applicable Offering Period.
9.    Transfer of Shares. Shares of Common Stock purchased by each Participant shall be recorded in his or her ESPP Share Account by the Designated Broker and no certificates shall be issued for such shares. No Participant (or any person who makes a claim for, on behalf of, or in place of a Participant) shall have any interest or voting, dividend or other rights of a shareholder in any shares under this Plan until the shares have been reflected in the Participant’s ESPP Share Account. Any dividends paid on shares held in ESPP Share Accounts shall be automatically reinvested in Common Stock on behalf of the Participant.
10.    Termination of Employment; Change in Employment Status. Upon termination of a Participant’s employment for any reason, including death, disability or retirement, or a change in the Participant’s employment status following which the Participant is no longer an Eligible Employee, the Participant will be deemed to have withdrawn from the Plan and the payroll deductions in the Participant’s notional account (that have not been used to purchase shares of Common Stock) shall be returned to the Participant or, in the case of the Participant’s death, to the person(s) entitled to such amounts under Section 15, and the Participant’s option shall be automatically terminated.
11.    Interest. No interest shall accrue on or be payable with respect to the payroll deductions of a Participant in the Plan.
12.    Shares Reserved for Plan
(a)    Number of Shares. The maximum number of shares of Common Stock that will be available for issuance under the Plan is the lesser of (i) 500,000 shares, increased as necessary effective each January 1 to make 500,000 shares of Common Stock available for issuance under the Plan, or (ii) 5,000,000 shares. By way of example, if 300,000 shares are issued under the Plan during the 2017 calendar year, the maximum number of shares that may be issued under the Plan shall increase by 300,000 effective January 1, 2018, such that 500,000 shares remain available for issuance under the Plan effective January 1, 2018. The shares of Common Stock may be newly issued shares, treasury shares, or shares acquired on the open market.
(b)    Over-Subscribed Offerings. The number of shares of Common Stock which a Participant may purchase in an Offering Period under the Plan may be reduced if the Offering Period is over-subscribed. No option granted under the Plan shall permit a Participant to purchase shares of Common Stock which, if added together with the total number of shares of Common Stock purchased by all other Participants in such Offering Period, would exceed the total number of shares of Common Stock remaining available under the Plan. If the Committee determines that, on a particular Purchase Date, the number of shares of Common Stock with respect to which options are to be exercised exceeds the number of shares of Common Stock then available under the Plan, the Committee shall make a pro rata allocation of the shares of Common Stock remaining available for purchase in as uniform a manner as practicable and as the Committee determines to be equitable.

13.    Transferability. No payroll deductions credited to a Participant’s notional account, nor any rights with respect to the exercise of an option or any rights to receive Common Stock hereunder may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 15) by the Participant. Any attempt to assign, transfer, pledge or otherwise dispose of such rights or amounts shall be without effect.
14.    Application of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose to the extent permitted by applicable law, and the Company shall not be required to segregate such payroll deductions. All funds received by an Employer, other than the Company, shall be promptly forwarded by such Employer to the Company.
15.    Designation of Beneficiary. A Participant may file, on forms supplied by the Committee, a written designation of the beneficiary(ies) who is(are) to receive any of the benefits under this Plan in the event of such Participant’s death prior to delivery of such benefits. A Participant’s beneficiary designation shall be effective when it is submitted to and received by the Committee during the Participant’s lifetime in the format prescribed by the Committee. If the Participant does not make a valid beneficiary designation, or if the named beneficiary(ies) does(do) not survive the Participant, the Participant’s beneficiary(ies) shall be the following person or persons in the following order of priority: (a) the Participant’s surviving spouse; (b) the Participant’s surviving child(ren), in equal shares; and (c) the Participant’s estate.
16.    Adjustments upon Changes in Capitalization; Dissolution or Liquidation; Corporate Transactions
(a)    Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the Company’s structure affecting the Common Stock occurs, then, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee shall, in such manner as it deems equitable, adjust the number of shares and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each outstanding option under the Plan, and the number of shares of Common Stock reserved under the Plan.
(b)    Dissolution or Liquidation. Unless otherwise determined by the Committee, in the event of a proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a new Purchase Date and the Offering Period will end immediately prior to the proposed dissolution or liquidation. The new Purchase Date will be before the date of the Company’s proposed dissolution or liquidation. Before the new Purchase Date, the Committee will provide each Participant with written notice (which may be electronic) of the new Purchase Date and that the Participant’s option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 6(d).
(c)    Corporate Transaction. In the event of a Corporate Transaction, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of such successor corporation. If the successor corporation refuses to assume or substitute the option, the Committee may take any of the following actions, in its sole discretion: (i) continue the current Offering Period, in which case purchases will occur on the Purchase Date, (ii) set a new Purchase Date before the date of the Corporate Transaction, or (iii) terminate the current Offering Period and return payroll deductions to Participants.
17.    Suspension or Amendment of the Plan
(a)    In General. The Board or the Committee may, to the extent permitted by law, from time to time, with respect to any shares of Common Stock at any time not subject to options, suspend or amend the Plan in any respect whatsoever except that no such amendment may permit the granting of options under this Plan to persons other than Employees, or otherwise cause options issued under it to fail to meet the requirements of Section 423 of the Code. Further, the following amendments shall require the approval of the shareholders (given in the manner set forth in subsection (b) below) –
(i)    Except as permitted in Sections 12 and 16, an increase in the aggregate number of shares of Common Stock that may be issued under the Plan;
(ii)    A change in the corporation granting the options under the Plan;
(iii)    A change in the stock available for purchase under the Plan; and
(iv)    Any amendment for which shareholder approval is required under the rules of the exchange or market on which the Common Stock is listed.
(b)    Manner of Shareholder Approval. Shareholder approval must comply with all applicable provisions of the corporate charter and bylaws of the Company, and must be effected –
(i)    by a method and in a degree that would be treated as adequate under applicable state law in the case of an action requiring shareholder approval (i.e., an action on which shareholders would be entitled to vote if the action were taken at a duly held shareholders’ meeting); or
(ii)    by a majority of the votes cast at a duly held shareholders’ meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan.
18.    Termination of the Plan. The Board may, in its sole discretion, terminate the Plan at any time. If the Plan is terminated, the Board may elect to terminate the outstanding Offering Period immediately or permit the Offering Period to expire in accordance with its term (and subject to any adjustment in accordance with Section 16). If any Offering Period is terminated before its scheduled expiration, all amounts that have not been used to purchase shares of Common Stock will be returned to Participants (without interest) as soon as administratively practicable.
19.    General Provisions
(a)    Equal Rights and Privileges. Notwithstanding any provision of the Plan to the contrary and in accordance with Section 423 of the Code, all Eligible Employees who are granted options under the Plan shall have the same rights and privileges. However, options granted to Participants who are foreign (non-United States) nationals or who are employed by an Employer outside the United States may contain terms and conditions different from those specified in the Plan and may contain such additional terms and conditions as the Committee determines to be necessary, appropriate or desirable

(i) to achieve the material purposes of the Plan, (ii) to accommodate differences in local law, tax policy or custom, or (iii) to facilitate administration of the Plan; provided, that such terms and conditions do not violate – in the Committee’s determination or in the determination of the Internal Revenue Service – the equal rights and privileges requirement set forth in the first sentence of this subsection. The Committee may approve such appendices to the Plan as it may consider necessary, appropriate or desirable to effect the foregoing, without thereby affecting the terms of the Plan as in effect for any other purpose.
(b)    No Right to Continued Service. Neither the Plan nor any compensation paid hereunder will confer on any Participant the right to continue as an Employee or in any other capacity.
(c)    Rights as Shareholder. A Participant will become a shareholder with respect to the shares of Common Stock that are purchased pursuant to options granted under the Plan when the shares are recorded in the Participant’s ESPP Share Account. A Participant will have no rights as a shareholder with respect to shares of Common Stock for which an election to participate in an Offering Period has been made until such Participant becomes a shareholder as provided above.
(d)    Compliance with Law. The obligations of the Company with respect to payments under the Plan are subject to compliance with all applicable laws and regulations. Common Stock shall not be issued with respect to an option granted under the Plan unless the exercise of such option and the issuance and delivery of the shares of Common Stock pursuant thereto shall comply with all applicable provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the requirements of any exchange or market upon which the shares may then be listed.
(e)    Notice of Disqualifying Dispositions. Each Participant shall give the Company prompt written notice of any disposition or other transfer of shares of Common Stock acquired pursuant to the exercise of an option acquired under the Plan, if such disposition or transfer is made within two years after the Offering Date or within one year after the Purchase Date.
(f)    Term of Plan. Unless terminated earlier pursuant to Section 18, the Plan shall terminate on February 18, 2027.
(g)    Applicable Law. The laws of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of the Plan, without regard to such state’s conflict of law rules.
(h)    Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company – in the manner set forth in Section 17(b) – within 12 months before or 12 months after the date the Plan is adopted by the Board.
(i)    Section 423. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Any provision of the Plan that is inconsistent with Section 423 of the Code shall be reformed to comply with Section 423 of the Code.
(j)    Withholding. To the extent required by applicable federal, state or local law, a Participant must make arrangements satisfactory to his or her Employer for the payment of any withholding or similar tax obligations that arise in connection with the Plan.

(k)    Severability. If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.
(l)    Headings. The headings of Sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.
(m)    Indemnification. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder. Without limiting any other rights of indemnification which they may have from the Company and any Subsidiary, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit or proceeding, the Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his or her own behalf. The provisions of this Section shall not give members of the Board or the Committee greater rights than they would have under the Company’s by-laws or Delaware law.
(n)    Limitation on Actions.
(i)    No action at law or in equity shall be brought to recover benefits under the Plan later than two years following the date of a Participant’s termination of employment. Notwithstanding the foregoing, if the applicable, analogous Delaware statute of limitations has run or will run before the aforementioned two-year period, the Delaware statute of limitations shall control.
(ii)    Any action at law or in equity brought in connection with the Plan by a Participant or anyone claiming under or through a Participant shall be brought in the United States District Court for the Southern District of Iowa (or in the Circuit Court of Story County, Iowa, if such claim cannot be brought in Federal Court).
IN WITNESS WHEREOF, WORKIVA INC. has caused this Plan to be duly executed this 6th day of April, 2017.

WORKIVA INC.

By:	/s/ Troy M. Calkins

Title:	Executive Vice President

WORKIVA INC.

IMPORTANT ANNUAL MEETING INFORMATION

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on Monday, June 12, 2017.

Vote by Internet

- Go to **www.investorvote.com/wk**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3.

1. Election of Directors:

	For	Withhold
01 - Michael M. Crow	☐	☐
02 - Eugene S. Katz	☐	☐
03 - Matthew M. Rizai	☐	☐

+

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 J N T

3 2 D M 3 2 8 0 6 1 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

+

02L5BC

2017 Annual Meeting of Stockholders
Workiva Inc.

Upon arrival, please present
photo identification at the registration desk.

Important Notice Regarding the Availability of Proxy Materials for Annual Meeting:
The Notice, Proxy Statement and Annual Report/Form 10-K are available at www.envisionreports.com/wk

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

WORKIVA INC.

Proxy — Workiva Inc.

Notice of 2017 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting on June 13, 2017

The undersigned stockholder of Workiva Inc. ("Workiva") hereby appoints Matthew M. Rizai and Troy M. Calkins, or either of them, to act as Proxies with full power of substitution at the Annual Meeting of Stockholders of Workiva to be held in Chicago, Illinois on June 13, 2017, with authority to vote as directed by this proxy card at the meeting, or at any postponement or adjournment thereof, all shares of Workiva common stock registered in the name of the undersigned stockholder.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, this proxy will be voted FOR the election of each director nominee under Proposal 1, FOR Proposals 2 and 3 and FOR or AGAINST any other properly raised matter at the discretion of the Proxies.

IMPORTANT- THIS PROXY CARD MUST BE SIGNED AND DATED ON THE REVERSE SIDE.